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                                                                 EXHIBIT 23.1(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB, into the Company's Form S-8 Registration Statements filed on January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No. 33-17359); March 17, 1988 (Reg. No. 33-20706);
June 30, 1989 (Reg. No. 33-29636); and June 23, 1992 (Reg. No. 33-48663).

/s/ Arthur Andersen LLP

Houston, Texas
November 16, 1995